UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2005

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-228-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2005, Bancinsurance Corporation (the "Company") informed Nasdaq Staff that its independent registered public accounting firm, Ernst and Young LLP ("E&Y"), had withdrawn its audit reports for the years 2001 through 2003 for the Company.

On February 10, 2005, the Company received a Nasdaq Staff Determination stating the Company fails to comply with the requirements of Marketplace Rule 4310(c)(14) for continued listing, and that its securities are, therefore, subject to delisting from The Nasdaq Stock Market. Marketplace Rule 4310(c)(14) requires the Company's Form 10-K to include a properly executed independent auditor opinion. At this time, the Company does not intend to appeal the Staff Determination, and, as a result, the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on Tuesday, February 22, 2005.

The Company issued a press release on February 11, 2005 regarding this matter. The full text of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On February 14, 2005, the Company received notification from the Securities and Exchange Commission (the "SEC") that it is conducting an informal, non-public inquiry regarding the Company. The inquiry generally concerns the chronology, events and annoucements relating to E&Y withdrawing its audit reports for the years 2001 through 2003 for the Company. The SEC noted in its notification letter that the inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred. The Company intends to fully cooperate with the SEC's inquiry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

February 16, 2005	By:	/s/ John S. Sokol

Name: John S. Sokol
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 11, 2005.